SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant                     /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        WESTERN PUBLISHING GROUP, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

/x/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

RAB WPGI LETTERHEAD

                                                               November 17, 1995

Dear Western Publishing Group, Inc. Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at Chemical Bank, 270 Park Avenue, 11th Floor, Room C, New York, New York on Tuesday, December 19, 1995. Information about the meeting, nominees for Directors and the proposals to be considered is presented in the Notice of Annual Meeting and the Proxy Statement on the following pages.

     In addition to the formal items of business to be brought before the meeting, there will be a report on our Company's operations. This will be followed by a question and answer period.

     Your participation in Western's affairs is important regardless of the number of shares you hold. To ensure your representation, even if you cannot attend the meeting, please sign, date and return the enclosed proxy promptly.

     We look forward to seeing you on December 19th.

                                                  Sincerely,
                                                  Richard A. Bernstein
                                                  Chairman of the Board and
                                                  Chief Executive Officer

                          TELECOPIER (212) 888 - 5025

                         WESTERN PUBLISHING GROUP, INC.

       ------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 19, 1995

       ------------------------------------------------------------------

     The Annual Meeting of Stockholders of Western Publishing Group, Inc., a Delaware corporation (the 'Company'), will be held at Chemical Bank, 270 Park Avenue, 11th floor, Room C, New York, New York on Tuesday, December 19, 1995 at 9:00 a.m., local time, for the following purposes:

          1. To elect five (5) members of the Board of Directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified.

          2. To consider and act upon a proposal to amend Article Fourth of the Company's Restated Certificate of Incorporation to increase the authorized number of shares of the Company's Common Stock from 30,000,000 shares to 40,000,000 shares.

          3. To consider and act upon a proposal to amend Article Fifth of the Company's Restated Certificate of Incorporation to change the date of mandatory redemption of the Company's Series A Preferred Stock from March 31, 1996 to March 31, 1998.

          4. To consider and act upon a proposal to adopt the 1995 Stock Option Plan.

          5. To approve and ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending February 3, 1996.

          6. To transact such other business as may properly come before the Annual Meeting or any and all postponements or adjournments thereof.

     Stockholders of record at the close of business on November 10, 1995 shall be entitled to notice of, and to vote at, the Annual Meeting or any and all postponements or adjournments thereof. A complete list of holders of Common Stock entitled to vote at the Annual Meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, will be available at the Annual Meeting and will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of Western Publishing Group, Inc., 444 Madison Avenue, New York, New York 10022.

                                        By Order of the Board of Directors

                                        James A. Cohen
                                        Secretary


November 17, 1995
New York, New York

                                   IMPORTANT

     TO ASSURE PROPER REPRESENTATION AT THE ANNUAL MEETING, ALL STOCKHOLDERS
ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                         WESTERN PUBLISHING GROUP, INC.
                               444 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                           -------------------------
                                PROXY STATEMENT
                           -------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 19, 1995

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Western Publishing Group, Inc., a Delaware corporation ('Western', the 'Corporation' or the 'Company'), of proxies to be voted at the Annual Meeting of Stockholders (the 'Annual Meeting') to be held at Chemical Bank, 270 Park Avenue, 11th floor, Room C, New York, New York on Tuesday, December 19, 1995 at 9:00 a.m., local time, or any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement, the Notice of Annual Meeting and the accompanying proxy card are being mailed to stockholders on or about November 17, 1995. A copy of Western's Annual Report for the fiscal year ended January 28, 1995 ('Fiscal 1995') is being sent to each stockholder of record as of November 10, 1995.

VOTING OF PROXIES

     Stockholders of record at the close of business on November 10, 1995 will be entitled to notice of and to vote the shares of Common Stock of Western, $.01 par value (the 'Common Stock'), held by them on such date at the Annual Meeting or any and all postponements or adjournments thereof. The Common Stock is Western's only class of outstanding voting securities, and each share of Common Stock entitles the holder to one vote. On November 10, 1995, 21,067,274 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on November 10, 1995 will constitute a quorum for the Annual Meeting.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote to 1) elect the five (5) nominees for the Board of Directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified, 2) approve the proposal to amend Article Fourth of the Company's Restated Certificate of Incorporation to increase the authorized number of shares of the Company's Common Stock from 30,000,000 shares to 40,000,000 shares, 3) approve the proposal to amend Article Fifth of the Company's Restated Certificate of Incorporation to change the date of mandatory redemption of the Company's Series A Preferred Stock from March 31, 1996 to March 31, 1998, 4) approve the adoption of the 1995 Stock Option Plan, 5) approve and ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending

February 3, 1996, and 6) transact such other business as may properly come before the Annual Meeting or any and all postponements or adjournments thereof. Management is not aware of any other matters to be presented for action at the Annual Meeting. Each such proxy granted may be revoked by the stockholder giving such proxy at any time before it is exercised by filing with the Secretary of Western Publishing Group, Inc., at the address set forth above, a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person who executed a proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

     If a stockholder has invested in the Common Stock through the Company 401(k) plan, the proxy will also serve as voting instructions for the trustee for the 401(k) plan. The Trustee will vote unallocated shares of the Common Stock in the 401(k) plan and allocated shares for which it has not received timely direction in its discretion pursuant to its obligations as a fiduciary.

     Assuming a quorum, the five (5) nominees receiving a plurality of the votes cast at the Annual Meeting for the election of directors will be elected as directors. Assuming the presence of a quorum, the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required:

          1.  To approve the adoption of the 1995 Stock Option Plan;

          2. To approve and ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending February 3, 1996; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Assuming the presence of a quorum, the affirmative vote of a majority of the outstanding shares of Common Stock is required:

          1. To approve the proposal to amend Article Fourth of the Company's Restated Certificate of Incorporation to increase the authorized shares of the Company's Common Stock from 30,000,000 shares to 40,000,000 shares; and

          2. To approve the proposal to amend Article Fifth of the Company's Restated Certificate of Incorporation to change the date of mandatory redemption of the Company's Series A Preferred Stock from March 31, 1996 to March 31, 1998.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be counted for purposes of determining the presence or absence of a quorum on the election of directors, but will have no other effect.

     With regard to the proposed approval and ratification of the amendments to Article Fourth and Article Fifth of the Company's Restated Certificate of Incorporation, the adoption of the 1995 Stock Option Plan and the appointment of Deloitte & Touche LLP, votes may be cast for or against or abstentions may be specified. Abstentions specified on such proposals will be counted as present for purposes of determining the presence or absence of a quorum on that proposal. Since the proposals to amend Article Fourth and Article Fifth of the Company's Restated Certificate of Incorporation require the approval of a majority of the outstanding shares of Common Stock and the proposals to adopt the 1995 Stock Option Plan and to appoint Deloitte and Touche LLP require the approval of a majority of the outstanding shares of Common Stock, abstentions present in person or by proxy and entitled to vote will have the same effect as a vote against such proposals. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the outcome of the election of directors or the proposal to approve and ratify the appointment of Deloitte & Touche LLP. Broker non-votes will have the same effect as a vote against the proposals to amend Article Fourth and Article Fifth of the Company's Restated Certificate of Incorporation.

     With respect to the proposal to amend the Company's Restated Certificate of Incorporation to change the date of mandatory redemption of the Company's Series A Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the Company's Series A Preferred Stock is also required to adopt the proposed amendment. Consents from the requisite holders of the Series A Preferred Stock have been obtained.

                   STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership as of November 10, 1995 (except as set forth in notes 3 and 4) of Western Publishing Group, Inc.'s Series A Convertible Preferred Stock and Common Stock by each person or group known by the Company to be the beneficial owner of more than 5% of the Common Stock:

                                                                                  BENEFICIAL OWNERSHIP
                                                                                   OF COMMON STOCK(1)
                                                                   --------------------------------------------------
                                                                   NUMBER OF SHARES
NAME AND ADDRESS                                                    OF CONVERTIBLE     NUMBER OF SHARES
OF BENEFICIAL OWNER                                                PREFERRED STOCK     OF COMMON STOCK     PERCENTAGE
----------------------------------------------------------------   ----------------    ----------------    ----------

Richard A. Bernstein ...........................................         9,200             4,268,437(2)       20.06%
  444 Madison Avenue
  New York, New York 10022

The Gabelli Group, Inc.  .......................................             0             5,515,850(3)       26.18%
  655 Third Avenue
  New York, New York 10017

The Capital Group Companies, Inc.  .............................             0             2,157,200(4)       10.24%
  333 South Hope Street
  Los Angeles, California 90071


------------------
(1) Except where otherwise indicated, all parties listed above have sole voting and dispositive power over the shares beneficially owned by them.

(2) Includes 400,000 shares of Common Stock owned by a trust for the benefit of Mr. Bernstein dated March 16, 1978 and 95,771 shares of Common Stock owned by The Richard A. Bernstein Trust of 1986 ('1986 Trust') and 191,667 shares of Common Stock issuable upon conversion of the beneficial owner's shares of Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible at any time into 20.833 shares of Common Stock. Mr. Bernstein has no voting or investment power over the shares in the 1986 Trust. Also includes 60,000 shares of Common Stock owned by The Richard A. and Amelia Bernstein Foundation, Inc. as to which Mr. Bernstein has shared voting and dispositive power, but Mr. Bernstein disclaims any other beneficial interest in such shares and 20,000 shares of Common Stock which may be acquired by Mr. Bernstein within 60 days upon exercise of options granted under the Amended and Restated 1986 Employee Stock Option Plan.

(3) The Gabelli Funds, Inc. has reported to Western Publishing Group, Inc. that GAMCO Investors, Inc. beneficially owned, as of November 10, 1995, 4,537,350 shares of Common Stock, including sole voting power with respect to 4,071,950 shares and sole dispositive power with respect to 4,537,350 shares; The Gabelli Funds, Inc. beneficially owned, as of such date, 912,000 shares of Common Stock, including sole voting and dispositive power with respect to 912,000 shares. Additionally, Gabelli International Limited beneficially owned, as of such date, 45,000 shares of Common Stock, including sole voting and dispositive power with respect to 45,000 shares; Gabelli International Limited II beneficially owned, as of such date, 18,000 shares of Common Stock, including sole voting and dispositive power with respect to 18,000 shares; Gabelli and Company, Inc. beneficially owned, as of such date, 1,000 shares of Common Stock, including sole voting and dispositive power with respect to 1,000 shares and Gabelli Associates Limited beneficially owned, as of such date, 2,500 shares of Common Stock, including sole voting and dispositive power with respect to 2,500 shares. Furthermore, Mr. Gabelli is deemed to have beneficial ownership of the securities beneficially owned by each of the foregoing persons and Gabelli Funds, Inc. is deemed to have beneficial ownership of the securities beneficially owned by each of the foregoing persons other than Mr. Gabelli. Mr. Gabelli is the majority stockholder of, and controls and acts as chief investment officer for, each of the foregoing reporting persons.

(4) The Capital Group Companies, Inc. has reported to Western Publishing Group, Inc. that its subsidiaries, Capital Guardian Trust Company and Capital Research and Management Company have, as of January 31, 1995, sole voting and dispositive power with respect to 1,657,200 and 500,000 shares of Common Stock, respectively.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS


     A board of five (5) directors is to be elected at the Annual Meeting. The Board of Directors proposes the election of the following five (5) nominees to serve until the next Annual Meeting and until their successors are duly elected and qualified:

          Richard A. Bernstein                       Jenny Morgenthau
          Richard H. Hochman                         Michael A. Pietrangelo
          John F. Moore

     All of the above listed persons are, at present, members of the Board of Directors. Mr. Robert A. Bernhard, Samuel B. Fortenbaugh, III Esq. and Mr. Allan
S. Gordon will not stand for reelection but have decided to remain in their present capacity until their successors are duly elected and qualified at the Annual Meeting. The Board of Directors has no reason to believe that any of the foregoing nominees will not serve if elected, but if any of them should become unavailable to serve as a director or be withdrawn from nomination, and if the Board of Directors shall designate a substitute nominee, the persons named as proxy holders will vote for the substitute nominee.

     If elected, all nominees are expected to serve until the 1996 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

VOTE REQUIRED FOR APPROVAL

     The five (5) nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for the election of directors by the holders of the Company's Common Stock entitled to vote at the Annual Meeting, a quorum being present, shall become directors at the conclusion of the tabulation of votes.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION AS DIRECTORS

Richard A. Bernstein
Director since: 1984
Age: 49

     Mr. Bernstein is Chairman and Chief Executive Officer of Western Publishing Group, Inc. and Chairman of Western Publishing Company, Inc., a wholly-owned subsidiary of Western Publishing Group, Inc., and has served in such capacities since February 1984. In November 1986, Mr. Bernstein became the Chairman, President and Chief Executive Officer of Penn Corporation, then a newly-acquired subsidiary of Western Publishing Group, Inc. He is President of P&E Properties, Inc., a privately-owned commercial real estate ownership/management company, and has served in that capacity for more than five years. Mr. Bernstein is a member of the Regional Advisory Board of Chemical Bank, a member of the Board of Trustees of New York University, a member of the Board of Overseers of the New York University Stern School of Business, a Director and Vice President of the

Police Athletic League, Inc., a member of the Board of Trustees of New York University's Hospital for Joint Diseases/Orthopaedic Institute, a member of the Board of Trustees of The Big Apple Circus, Inc. and a member of The Economic Club of New York.

Mr. Richard H. Hochman
Director since: 1995
Age: 50

Mr. Hochman has been Chairman of Regent Capital Partners, L.P., a private investment company, since April 1995. From 1990 through April 1995 he was a managing director of the Corporate Finance Department of PaineWebber Incorporated. Mr. Hochman also serves on the Board of Directors of Cablevision Systems Corporation and Alliance Entertainment Corporation.

John F. Moore
Director since: 1995
Age: 58

     Mr. Moore is President and Chief Executive Officer of Western Publishing Company, Inc., serving in that capacity since May, 1995. Mr. Moore was appointed to the Board of Directors in June 1995. From 1991 to 1995, Mr. Moore was President and Chief Operating Officer of Penguin USA, the large book publishing unit of Pearson Group, a London based international media company. From 1985 to 1991, Mr. Moore was President of Parker Brothers., Inc. and from 1980 to 1985, he was President of Kenner Parker Toys Canada.

Jenny Morgenthau
Director since: 1992
Age: 50

     Ms. Morgenthau is Executive Director, Chief Executive and Chief Operating Officer of The Fresh Air Fund, serving in that capacity since 1983. Between 1977 and 1983, Ms. Morgenthau was the Director, Office of Program Planning, for the New York City Human Resources Administration. Ms. Morgenthau is a member of the Board of Directors of Paul Newman's Hole in the Wall Gang camp, The National Dance Institute, The Baron de Hirsch Fund and the New York Chapter of The American Jewish Committee.

Michael A. Pietrangelo
Director since: 1989
Age: 52

     Mr. Pietrangelo is President of the Personal Care Products Group of IVAX Corporation. From May 1990 through February 1994, he was President and Chief Executive Officer of CLEO Inc., a subsidiary of Gibson Greetings, Inc. From July 1989 through April 1990, Mr. Pietrangelo served as President and Chief Operating Officer of Western Publishing Group, Inc. Between 1985 and July 1989, Mr. Pietrangelo was President of Schering-Plough's Personal Care Group. Mr. Pietrangelo is a member of the Board of Directors of Universal Heights, Inc., Medicis Pharmaceutical Corporation, The American Parkinson Disease Association and The Memphis College of Art. He is also Of Counsel to the law firm of Weirich and Pietrangelo in Memphis, Tenn.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the beneficial ownership as of November 10, 1995 of Series A Convertible Preferred Stock and Common Stock by (i) each director of the Company, (ii) each executive officer named in The Summary Compensation Table on page 11 and (iii) all directors and executive officers as a group.

                                                                              BENEFICIAL OWNERSHIP
                                                                               OF COMMON STOCK(1)
                                                             -------------------------------------------------------
                                                             NUMBER OF SHARES    NUMBER OF SHARES      PERCENTAGE
                                                              OF CONVERTIBLE            OF                 OF
BENEFICIAL OWNER                                             PREFERRED STOCK     COMMON STOCK(2)     COMMON STOCK(2)
----------------------------------------------------------   ----------------    ----------------    ---------------

Bruce A. Bernberg.........................................                              57,521(3)        *
Richard A. Bernstein......................................         9,200             4,268,437(4)         20.06%
James A. Cohen............................................            50                45,087(5)        *
Ira A. Gomberg............................................                              31,667(6)        *
Steven M. Grossman........................................                              20,179(7)        *
Richard H. Hochman........................................                               7,000           *
Jenny Morgenthau..........................................                               2,000           *
Michael A. Pietrangelo....................................                               5,000           *
All directors and executive officers as a group
  (15 individuals)........................................         9,250             4,706,960(8)         21.93%

                                                        (Footnotes on next page)

(Footnotes from previous page)
------------------
 * Represents less than 1% of the Common Stock outstanding.

(1) Except where otherwise indicated, all parties listed above have sole voting and dispositive power over the shares beneficially owned by them. Adjustments are made to avoid double counting of shares as to which more than one beneficial owner is listed.

(2) Includes shares of Common Stock issuable upon conversion of the beneficial owner's shares of Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible at any time into 20.833 shares of Common Stock.

(3) Includes 35,000 shares of Common Stock which may be acquired by Mr. Bernberg within 60 days upon exercise of options granted under the Amended and Restated 1986 Employee Stock Option Plan.


(4) Includes 400,000 shares of Common Stock owned by a trust for the benefit of Mr. Bernstein dated March 16, 1978 and 95,771 shares of Common Stock owned by The Richard A. Bernstein Trust of 1986 ('1986 Trust'). Mr. Bernstein has no voting or investment power over the shares in the 1986 Trust. Also includes 60,000 shares of Common Stock owned by The Richard A. and Amelia Bernstein Foundation, Inc. as to which Mr. Bernstein has shared voting and dispositive power, but Mr. Bernstein disclaims any other beneficial interest in such shares and 20,000 shares of Common Stock which may be acquired by Mr. Bernstein within 60 days upon exercise of options granted under the Amended and Restated 1986 Employee Stock Option Plan.

(5) Includes 31,667 shares of Common Stock which may be acquired by Mr. Cohen within 60 days upon exercise of options granted under the Amended and Restated 1986 Employee Stock Option Plan.

(6) Includes 31,667 shares of Common Stock which may be acquired by Mr. Gomberg within 60 days upon exercise of options granted under the Amended and Restated 1986 Employee Stock Option Plan.

(7) Includes 20,000 shares of Common Stock which may be acquired by Mr. Grossman within 60 days upon exercise of options granted under the Amended and Restated 1986 Employee Stock Option Plan.

(8) Includes 207,001 shares of Common Stock of the Company which may be acquired by certain executive officers within 60 days upon exercise of options granted under the Amended and Restated 1986 Employee Stock Option Plan.

                   BOARD MEETINGS AND COMMITTEES OF THE BOARD

     BOARD OF DIRECTORS. During Fiscal 1995, the Board of Directors met five times and all directors attended more than 75% of the meetings and 100% of their respective Board Committee meetings.

     AUDIT COMMITTEE. The Audit Committee met four times during Fiscal 1995. Pursuant to Board authorization, the Committee reviews with the independent auditors and Western's internal audit department the general scope of their respective audit coverages. Such reviews include consideration of Western's accounting practices, business ethics and conflicts of interest policies, procedures and system of internal accounting controls and any significant problems encountered. The Audit Committee, which is currently composed of Messrs. Bernhard and Gordon, also recommends to the Board the appointment of Western's principal independent auditors.

     The Audit Committee advises the Board of its activities and may present to the Board its recommendations and conclusions as to any matters considered by the Audit Committee. At least annually, the Audit Committee reviews the services performed and the fees charged by the independent auditors engaged by Western and determines that the non-audit services rendered by the independent auditors do not compromise their independence.

     The independent auditors and Western's internal audit department have direct access to the Audit Committee and may discuss with it any matters which may arise in connection with audits, the maintenance of internal accounting controls or any other matters relating to Western's financial affairs. Furthermore, the Audit Committee may authorize the independent auditors to investigate any matters which the Audit Committee deems appropriate and may present its recommendations and conclusions to the Board.

     EXECUTIVE COMPENSATION COMMITTEE. The Executive Compensation Committee is composed of Messrs. Bernhard and Gordon. The Executive Compensation Committee reviews the Company's executive compensation policies and practices each year and approves the compensation of senior officers. The Committee's approval of the compensation of the chief executive officer and other employee directors are reviewed with and approved by all of the directors.

     The report of the Executive Compensation Committee and Stock Option Committee is set forth beginning at page 8.

     NOMINATING COMMITTEE. The Board of Directors does not presently have a nominating committee.

     STOCK OPTION COMMITTEE. The Committee is composed of Messrs. Bernhard and Gordon and Mitchell N. Baron, a partner in the law firm of Morgan, Lewis & Bockius LLP, counsel to the Company. The Stock Option Committee administers the Amended and Restated 1986 Employee Stock Option Plan. The Stock Option Committee members are not eligible to receive options. Options may be granted at such times and in such amounts as may be determined by the Stock Option Committee.

     DIRECTORS REMUNERATION. Employee directors receive no additional compensation for service on the Board of Directors or its committees. Each non-employee director of Western receives an annual retainer fee in the amount of $15,000 together with a fee in the amount of $500 for each meeting of the Board of Directors attended and related out-of-pocket expenses.

     Notwithstanding anything to the contrary set forth in or incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, including this Proxy Statement, the following report and the performance graph on page 10 shall not be incorporated by reference into any such filings.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                           AND STOCK OPTION COMMITTEE

     The Executive Compensation Committee and Stock Option Committee (collectively the 'Committees') apply a consistent philosophy with respect to compensation for all executive officers of the Company. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and stockholders.

COMPENSATION PHILOSOPHY

     The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company:

     o The Company pays competitively.

       The Committees are committed to having the Company provide a compensation program that helps attract, retain and motivate individuals of outstanding ability and that recognizes individual performance and corporate performance relative to the performance of other major companies of comparable size, complexity and quality.

     o The Company pays for relative sustained performance.

       Executive officers are rewarded based upon corporate performance or applicable business unit performance (depending on an individual's position) as well as individual performance. Corporate performance and business unit performances are evaluated by measuring the achievement of targeted profit goals. Individual performance is evaluated by reviewing organizational and management development progress against set objectives and the degree to which teamwork and Company values are fostered.

     o The Committees and the Company believe that executive officers as well as other employees should understand the performance evaluation process.

       The process of assessing performance is as follows:

          1. At the beginning of the performance cycle, the evaluating manager sets objectives and key goals.

          2. The evaluating manager gives the employee ongoing feedback on performance.

          3. At the end of the performance cycle, the evaluating manager assesses the accomplishments of objectives/key goals.

          4. The evaluating manager compares the results to the results of peers within the Company.


          5. The evaluating manager communicates the comparative results to the employee.

          6. The comparative result affects decisions on salary and incentive compensation and, if applicable, stock options.

COMPENSATION PROGRAM

     The executive compensation program includes three elements which, taken together, constitute a flexible and balanced method of establishing total compensation for senior management. These elements are as follows:

CASH-BASED COMPENSATION

     The Executive Compensation Committee annually reviews and establishes an overall salary structure at a competitive level with the industry, that applies to all salaried employees including officers. Base salary levels are determined by the individual's experience, level, scope and complexity of the position held and the salaries being paid for similar positions at competitor companies. Within the last year, the Company employed an independent consulting firm (Hewitt Associates) to perform a survey to determine the competitive range of executive officer salaries within companies of comparable size, complexity, business and quality. The survey data included companies involved in Manufacturing, Manufacturing/non-durable goods, U.S. Corporate Consolidated Industries and the Printing and Publishing Industry. The Company's Peer Group was included in the survey data and the resulting salary ranges were consistent with the Company's overall salary structure. The actual salary for each executive officer was targeted towards the median salary in the range.

INCENTIVE PROGRAMS

     Executive officers are rewarded based upon corporate performance or applicable business unit performance (depending on an individual's position). Fifty percent (50%) of an individual's performance is measured by the business unit meeting targeted profit goals and fifty percent (50%) by an evaluation of the individual's performance in meeting objectives and key goals. From time to time, discretionary payments may be made in recognition of unusual accomplishments or circumstances. In Fiscal 1995, no incentive bonuses or discretionary payments were made.

EQUITY-BASED COMPENSATION--STOCK OPTION COMMITTEE COMPENSATION PHILOSOPHY

     The stock option program was introduced in 1986 to link executive compensation to long-term stockholder value and to focus management's attention on Company performance over periods in excess of one year. This program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. The Stock Option Committee generally grants stock options annually to a broad-based group representing approximately 4% of the total employee population. The Committee takes into account the performance of the individual and the prior year's grant of stock options in determining the amount of stock options to be granted. The Committee regards stock options as primarily a long-term incentive and believes that a significant portion of executive officers compensation should be dependent on value created for stockholders.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Committees' overall compensation philosophy applies to the Chief Executive Officer in a manner consistent with all executive officers. In accordance with this philosophy, an evaluation of Mr. Bernstein's individual contributions to the businesses, level of responsibility, career experience and personal accomplishments is reviewed by the Committees. Based on that review, Mr. Bernstein did not receive a cash or incentive-based compensation increase in Fiscal 1995. Mr. Bernstein's salary has remained constant since February 1, 1993, although the timing of his salary adjustment at that time resulted in lower cash-based compensation in Fiscal 1994. However, Mr. Bernstein did receive a stock option grant in Fiscal 1995 in conjunction with his efforts to refocus the Company on its core competencies. The Committees believe that Mr. Bernstein is properly compensated and that his compensation falls within the competitive ranges identified.

LIMITATION ON DEDUCTIBILITY OF CERTAIN COMPENSATION FOR FEDERAL INCOME TAX PURPOSES

     Neither the Executive Compensation Committee nor the Stock Option Committee has formulated any policy regarding qualifying compensation paid to the Company's executive officers for deductibility under the limits of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Omnibus Budget Reconciliation Act of 1993 limits the deductibility of certain executive compensation in excess of $1 million per year. The Company believes that all cash compensation paid in Fiscal 1995 will be deductible for Federal income tax purposes. The Company also believes that compensation derived from stock options granted under the 1986 Employee Stock Option Plan will be deductible for Federal income tax purposes.

EXECUTIVE COMPENSATION COMMITTEE                          STOCK OPTION COMMITTEE

Robert A. Bernhard                                        Robert A. Bernhard
Allan S. Gordon                                           Allan S. Gordon
                                                          Mitchell N. Baron

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of January 28, 1995, the Executive Compensation Committee and Stock Option Committee consisted of Messrs. Bernhard and Gordon and Messrs. Bernhard, Gordon and Baron, respectively, none of whom are former or current officers or employees of the Company or any of its subsidiaries. No executive officer of the Company serves as an officer, director or member of a Compensation Committee of any entity for which any of the persons serving on the Board of Directors of the Company or on the Executive Compensation Committee or Stock Option Committee of the Company is an executive officer. Mr. Baron is a partner of the law firm of Morgan, Lewis & Bockius LLP located in New York, New York, which firm is outside counsel to the Company. From time to time, the firm has been retained by the Company and its subsidiaries with regard to a variety of legal matters.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of S & P 500 Companies compiled by The University of Chicago Center for Research in Security Prices and an index of Peer Group companies selected by the Company for the five-year period ended January 27, 1995.

                                    [CHART]

Date            Company Index       Market Index         Peer Index

02/02/90           100.000             100.000             100.000
02/27/90            99.324             100.221             102.123
03/27/90            97.973             103.806             106.488
04/27/90           100.000             100.305             106.352
05/25/90            99.324             108.594             112.968
06/27/90            89.865             109.034             114.567
07/27/90            91.892             108.604             107.914
08/27/90            75.676              99.117              95.677
09/27/90            66.892              93.065              93.192
10/26/90            72.297              94.450              92.974
11/27/90            60.135              99.101              98.146
12/27/90            51.351             102.652             108.532
01/25/91            58.108             105.228             106.344
02/27/91            60.135             115.719             117.069
03/27/91            68.243             118.459             121.819
04/26/91            62.838             119.758             122.767
05/24/91            73.649             119.746             114.074
06/27/91            64.189             119.114             110.645
07/26/91            64.189             121.337             108.686
08/27/91            56.757             125.779             108.862
09/27/91            62.162             123.722             108.370
10/25/91            74.324             123.358             109.168
11/27/91            70.270             121.357             103.651
12/27/91            83.108             131.367             113.882
01/27/92            95.270             134.247             122.708
02/27/92            99.324             134.411             126.104
03/27/92            97.297             131.345             126.187
04/27/92            89.865             133.096             120.456
05/27/92            95.270             134.722             121.898
06/26/92            81.081             132.179             121.613
07/27/92            98.649             135.068             122.793
08/27/92           102.703             136.130             120.910
09/25/92           109.459             136.736             122.971
10/27/92            93.243             138.405             127.319
11/27/92           100.000             142.807             131.505
12/24/92           114.865             146.334             130.611
01/27/93            93.919             146.042             132.286
02/26/93            97.973             148.181             129.932
03/26/93            80.405             150.047             133.968

04/27/93            72.297             146.878             132.633
05/27/93            85.135             152.225             140.366
06/25/93            89.189             150.946             140.414
07/27/93            80.405             151.303             139.876
08/27/93            87.162             155.830             142.558
09/27/93            81.081             156.632             149.638
10/27/93            78.378             157.569             151.154
11/26/93            67.568             157.571             148.965
12/27/93           102.027             160.387             152.423
01/27/94           108.108             162.885             152.110
02/25/94            95.946             159.641             148.026
03/25/94            81.757             158.107             145.814
04/26/94            63.514             155.237             143.882
05/27/94            64.865             157.806             139.687
06/27/94            64.189             154.633             141.036
07/27/94            56.081             156.658             143.149
08/26/94            66.216             164.628             147.283
09/27/94            69.595             160.991             145.542
10/27/94            68.919             162.514             139.735
11/25/94            58.784             158.342             140.410
12/27/94            52.027             162.302             142.716
01/27/95            52.703             165.289             141.768

     The Peer Group is comprised of other publishing and related companies of comparable size, complexity and quality as selected by the Company with the assistance of an outside consultant. The Peer Group consists of the following companies: American City Business Journals Inc., American Greetings Corporation, Artistic Greetings Inc., Banta Corp., Commerce Clearing House, Inc., Courier Corporation, Daily Journal Corp. S.C., Gibson Greetings Inc., Intervisual Books Inc., John Wiley and Sons Inc., Multimedia Incorporated, Pharmaceuticals Marketing Services, Plenum Publishing Corporation, Price Stern Sloan Inc., Pulitzer Publishing Co., Scholastic Corporation, Thomas Nelson Inc., Topps Company Inc., United Newspapers Public Ltd. Co. ADR and Waverly Incorporated. (Source: The University of Chicago Center for Research)

     The return for each of the Peer Group and the Company has been weighted according to their respective market capitalization for the purpose of calculating returns. The calculation assumes that $100 was invested at the close of business at February 2, 1990 in the Company's Common Stock, the S & P 500 Index and the selected Peer Group. The total return calculated assumes the reinvestment of dividends. The Company does not pay a dividend on its Common Stock.

                             EXECUTIVE COMPENSATION

     The following table sets forth information for the past three years for the Chief Executive Officer, the other four most highly compensated executive officers of Western, the former President and Chief Operating Officer of Western Publishing Group, Inc. and the former President of Western Publishing Company, Inc.

                                        SUMMARY COMPENSATION TABLE
                                     ---------------------------------
                                                           LONG-TERM
                                           ANNUAL         COMPENSATION
                                        COMPENSATION      ------------
                                     -------------------   SECURITIES
                             FISCAL  SALARY                UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR     ($)    BONUS ($)   OPTIONS(#)(3) COMPENSATION($)(5)
---------------------------  ------  -------  ----------  ------------  ------------------
Richard A. Bernstein ......    1995  540,000                  30,000          12,706
Chairman and Chief             1994  529,231                                  15,133
Executive Officer of           1993  499,154  121,500 (2)     25,000          14,671
Western Publishing Group,
Inc.; Chairman, President
and Chief Executive Officer
of Penn Corporation
Steven M. Grossman (1) ....    1995  201,179                  30,000           7,720
Executive Vice President,      1994   96,701                                   4,334
Treasurer and                  1993   28,462   11,031 (2)      7,500
Chief Financial Officer of
Western Publishing Group,
Inc.
James A. Cohen (1) ........    1995  196,809                  25,000          10,044
Senior Vice President,         1994  141,317                                   9,107
Legal Affairs of               1993  104,630   30,173 (2)                      5,915
Western Publishing Group,
Inc.
Ira A. Gomberg (1) ........    1995  237,558                  25,000          10,044
Vice President, Business       1994  178,605                                  10,649
Development and Corporate      1993  166,116   32,964 (2)                     10,172
Communications of
Western Publishing Group,
Inc.
Bruce A. Bernberg .........    1995  230,000                  15,000          13,861
Senior Vice President,         1994  230,000   23,650                         15,983
Finance and Administration     1993  233,158                   7,500          15,766
of Western Publishing
Company, Inc.
Frank P. DiPrima ..........    1995  166,153                                 694,785
Former President and Chief     1994  480,099                                  12,471
Operating Officer              1993  461,417  100,000 (2)                     12,103
of Western Publishing

Group, Inc.
George P. Oess ............    1995  213,462                  55,000  (4)    459,676
Former President of            1994  300,000   31,350         70,000  (4)     83,867
Western Publishing Company,    1993  298,462                  20,000          14,671
Inc.

------------------

(1) Salaries of Messrs. Grossman, Cohen, and Gomberg are allocated among the Company and unaffiliated businesses based upon the services rendered to each entity. Mr. Grossman joined the Company in July, 1992.

(2) Reflects bonus earned during Fiscal 1993, paid in Fiscal 1994.

(3) Options to acquire shares of Common Stock.

(4) In accordance with his termination agreement, Mr. Oess was granted options to acquire 55,000 shares of Common Stock under the Amended and Restated 1986 Employee Stock Option Plan in exchange for the cancellation of options to acquire 70,000 shares of Common Stock granted in Fiscal 1994.

(5) Includes amounts contributed by the Company as matching contributions equal to 60% of the first 6% of earnings (to a maximum Company contribution of $5,544) and a 3% annual Company contribution based on employee's annual compensation (up to the Internal Revenue Service limitation of $150,000 of compensation) to the Golden Comprehensive Security Program (the 'Program'). In calendar year 1994,

------------------
(Footnotes follow on next page)
   contributions to the Program with respect to Messrs. Bernstein, Grossman, Cohen, Gomberg, Bernberg, DiPrima and Oess were $10,044, $7,720, $10,044, $10,044, $9,914, $10,044 and $10,044, respectively. In calendar year 1993, contributions to the Program with respect to Messrs. Bernstein, Grossman, Cohen, Gomberg, Bernberg, DiPrima and Oess were $12,471, $4,334, $9,107, $10,649, $12,296, $12,471 and $12,471, respectively. In calendar year 1992, contributions to the Program with respect to Messrs. Bernstein, Cohen, Gomberg, Bernberg, DiPrima and Oess, were $12,103, $5,915, $10,172, $12,103,
   $12,103 and $12,103, respectively.

   In addition, the following amounts were paid or accrued during the last three years pursuant to the Executive Medical Reimbursement Plan and the excess life insurance program:

   In calendar year 1994, the Executive Medical Reimbursement Plan paid premiums for Messrs. Bernstein, Bernberg and Oess of $1,800, $1,800 and $1,200, respectively. During the same period, the Company paid excess life insurance premiums for Messrs. Bernstein, Bernberg and Oess of $862, $1,152 and $1,800, respectively. In calendar year 1993, the Executive Medical Reimbursement Plan paid premiums for each of Messrs. Bernstein, Bernberg and Oess of $1,800.

   During the same period, the Company paid excess life insurance premiums for each of Messrs. Bernstein, Bernberg and Oess of $862. In calendar year 1992, the Executive Medical Reimbursement Plan paid premiums for each of Messrs. Bernstein, Bernberg and Oess of $1,650. During the same period, the Company paid excess life insurance premiums for each of Messrs. Bernstein, Bernberg and Oess of $918.

   In calendar year 1994, $995 and $3,000 was paid to Messrs. Bernberg and Oess, respectively, for financial planning assistance. In calendar year 1993, $1,025 and $8,734 was paid to Messrs. Bernberg and Oess, respectively, for financial planning assistance. In calendar year 1992, $1,095 was paid to Mr. Bernberg for financial planning assistance.

   In Fiscal 1994, the Company established the Western Supplemental Retirement Plan ('WSRP') for those executive officers designated by the Board of Directors. The plan provides for contributions, as deemed appropriate by the Board of Directors, with payment to the executive officer upon termination (provided such termination is not for cause). The assets of WSRP are considered general assets of the Company until distributed to the executive officer. In Fiscal 1995 and Fiscal 1994, a contribution of $30,000 and $60,000, respectively, was made to the WSRP for the benefit of Mr. Oess. In Fiscal 1995, Mr. Oess was paid these amounts, plus interest, coincident with his retirement.

   In accordance with his employment agreement, Mr. DiPrima became entitled to severance pay equivalent to two years salary upon termination. The severance is reduced by one-half of any earnings during the two-year period. Other compensation includes $684,741, representing the present value of the severance payments at May 31, 1994, the date of termination.

   In accordance with his retirement agreement, Mr. Oess is entitled to severance pay equivalent to one and one-half years salary. The severance is reduced by one-half of any earnings during this period. Other compensation includes $413,632, representing the present value of the severance payments at September 23, 1994, the date of termination.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                                     POTENTIAL
                                                                                                    REALIZABLE
                                  INDIVIDUAL GRANTS                                              VALUE AT ASSUMED
                            ------------------------------                                            ANNUAL
                               NUMBER         PERCENT OF                                          RATES OF STOCK
                            OF SECURITIES    TOTAL OPTIONS                                         APPRECIATION
                             UNDERLYING       GRANTED TO                                        FOR OPTION TERM(3)
                               OPTIONS       EMPLOYEES IN     EXERCISE PRICE     EXPIRATION     -------------------
NAME                         GRANTED(#)       FISCAL YEAR        $/SHARE            DATE          5%          10%
-------------------------   -------------    -------------    --------------     ----------     -------     -------
Richard A. Bernstein.....     30,000(1)           3.4%            $11.50           8/23/04      216,929     549,841
Steven M. Grossman.......     30,000(1)           3.4%            $11.50           8/23/04      216,929     549,841
James A. Cohen...........     25,000(1)           2.9%            $11.50           8/23/04      180,807     459,201
Ira A. Gomberg...........     25,000(1)           2.9%            $11.50           8/23/04      180,807     459,201
Bruce A. Bernberg........     15,000(1)           1.7%            $11.75           6/22/04      110,843     280,897
George P. Oess...........     55,000(2)           6.3%            $12.75           9/23/97      110,535     232,114

------------------

(1) The options granted to Messrs. Bernstein, Grossman, Cohen, Gomberg and Bernberg vest 1/3 on the date of the grant, 1/3 on the first anniversary of the grant and 1/3 on the second anniversary of the grant.
(2) The options granted to Mr. Oess were immediately vested on the date granted. These options, which expire three years after date of grant, remain exercisable after his retirement.
(3) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates and are not intended to forecast future price appreciation of Common Stock of the Company. The gains reflect a future value based upon growth at these prescribed rates. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                           AND FISCAL YEAR-END VALUE

                                                                     NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                     SHARES                             OPTIONS HELD AT             IN-THE-MONEY OPTIONS AT
                                   ACQUIRED ON                        JANUARY 28, 1995 (#)            JANUARY 28, 1995(1)
                                    EXERCISE         VALUE        ----------------------------    ----------------------------
NAME                                   (#)        REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                   -----------    ------------    -----------    -------------    -----------    -------------
Richard A. Bernstein............                                     10,000          57,500
Steven M. Grossman..............                                     10,000          27,500
James A. Cohen..................                                     23,333          36,667
Ira A. Gomberg..................                                     23,333          36,667
Bruce A. Bernberg...............                                      5,000          25,000
Frank P. DiPrima................      60,000        $108,499
George P. Oess..................                                     55,000

------------------

(1) Market value of underlying securities at January 28, 1995 ($9.75), which is less than the exercise price of all outstanding stock options.

                              CERTAIN TRANSACTIONS

     In Fiscal 1995, the Company paid 49-50 Associates ('49-50'), a partnership in which Mr. Bernstein is the Managing General Partner, rent for the premises occupied by the Company's corporate headquarters. The rental payments totaled $78,558. In Fiscal 1995, the Company paid P&E Properties, Inc. ('P&E Properties'), a corporation owned by Mr. Bernstein, approximately $230,000 to reimburse P&E Properties for the use of an airplane owned by P&E Properties. In addition, P&E Properties was reimbursed approximately $570,000, which was due for use of the airplane in prior years. When commercially available flights are available to the destination, the Company reimburses P&E Properties at the rate of the normal first class fare. When commercial flights are not available, the Company reimburses P&E Properties at an amount equal to the hourly variable operating costs of the airplane, times the number of hours of use. The Company also reimburses P&E Properties for out-of-pocket expenditures made by P&E Properties on the Company's behalf.

     Salaries are paid by P&E Properties to Mr. Bernstein and certain other officers whose services are rendered to P&E Properties. Salaries paid to such persons were not related to services performed by P&E Properties for the Company. None of the services provided by P&E Properties to the Company were provided pursuant to a written agreement. The Company believes that the terms of its transactions with P&E Properties were no less favorable than could have been obtained from unaffiliated third parties on an arm's-length basis.

                                   PROPOSAL 2
                APPROVAL OF AMENDMENT TO INCREASE THE AUTHORIZED
                        NUMBER OF SHARES OF COMMON STOCK

     The Company's Restated Certificate of Incorporation currently authorizes the issuance of 30,000,000 shares of Common Stock, $0.01 par value per share. As of November 10, 1995, 21,067,274 shares of Common Stock were outstanding, an additional 1,830,300 shares of Common Stock were subject to options granted under the Company's existing stock option plans, 416,042 shares were subject to the conversion privilege of the Series A Preferred Stock and an additional 208,800 shares were held as treasury shares, leaving a balance of 6,477,584 authorized, unissued and unreserved shares of Common Stock. The Company's Board of Directors has adopted a resolution that, subject to shareholder approval, amends the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock to 40,000,000.

     The Board of Directors believes that the authorization of such additional shares of Common Stock is in the best interests of the Company and its stockholders and is appropriate in order to provide added flexibility for future corporate purposes which may include capital and financing needs, stock distributions and stock splits, business acquisitions, management incentive and employee benefit plans and other general corporate purposes. The increase in the number of authorized shares of Common Stock will permit the Board of Directors to approve the issuance of additional shares of Common Stock if warranted without the need for further action by stockholders to authorize such shares, subject to present or future requirements of any stock exchange upon which the Common Stock may be listed and applicable law. The Board of Directors believes that the availability of such additional shares of Common Stock would enable the Company to act promptly to take advantage of various corporate opportunities as such opportunities arise without the delay or cost of calling a special stockholder meeting.

     The additional authorized shares of Common Stock could also conceivably be issued to make any attempt to acquire control of the Company more difficult and costly and thereby discourage attempts to acquire the Company. For example, additional shares of Common Stock could be sold in private placement transactions to purchasers who support the Board of Directors and who are opposed to a takeover bid which the Board of Directors believes is not in the best interests of the Company and its shareholders. Additional shares of Common Stock could also be issued to increase the aggregate number of outstanding shares of Common Stock, thereby diluting the interest of parties attempting to obtain control of the Company. If an issuance of additional shares of Common Stock is made on other than a pro rata basis to all shareholders, dilution of ownership interest and voting power of existing shareholders may occur and, depending on the consideration for which the shares of Common Stock were issued, could dilute earnings per share.

     There are at present no plans or arrangements concerning the issuance of additional shares of Common Stock, except pursuant to outstanding stock options and employee benefit plans. If any plans or arrangements are made concerning the issuance of any such shares, holders of the then outstanding shares of Common Stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transaction, the law applicable thereto, the policy of any stock exchange upon which the shares of Common Stock may be listed at such time and the judgment of the Board of Directors.

     None of the outstanding shares of Common Stock have preemptive rights or cumulative voting rights. The proposed amendment to the Company's Restated Certificate of Incorporation would not change the terms and conditions of the outstanding shares of Common Stock and the additional shares of Common Stock proposed to be authorized when issued would be identical to the outstanding shares of Common Stock. Each certificate representing shares of Common Stock outstanding immediately prior to the effective date of the proposed amendment to the Company's Certificate of Incorporation, if it is adopted by the stockholders at the Annual Meeting, would remain outstanding and represent the same number of shares of Common Stock as before such effective date. Additional shares of Common Stock may be issued under authority of the Board of Directors for such price or consideration as may be approved by the Board without further stockholder approval unless required by the policy of any stock exchange upon which the shares of Common Stock may be listed at such time or by applicable law.

     The following resolution will be voted on by the stockholders at the Annual
Meeting:

          RESOLVED, that Article Fourth of the Restated Certificate of Incorporation of the Company be amended by deleting the present provisions thereof and inserting the following in lieu thereof:

          'FOURTH: The Corporation shall have the authority to issue 40,100,000 shares, consisting of 40,000,000 shares of common stock, par value $0.01, and 100,000 shares of preferred stock, without par value. The Board of Directors may authorize the issuance from time to time of preferred stock in one or more series and with such designations, preferences, relative, participating, optional and other special rights, and qualifications, limitations or restrictions (which may differ with respect to each series) as the Board may fix by resolution.'

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of the majority of the outstanding shares of Common Stock is required to approve the foregoing amendment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY

                                   PROPOSAL 3
       APPROVAL OF AN AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE TERMS OF THE SERIES A PREFERRED STOCK

     The Board of Directors has adopted an amendment to the Restated Certificate of Incorporation that, subject to shareholder approval, changes the mandatory redemption date of the Series A Preferred Stock from March 31, 1996 to March 31, 1998. A conforming change will continue the Company's ability to redeem such shares at its option at any time.

     The Board of Directors believes that the proposed amendment is in the best interests of the Company and its shareholders because such amendment will enhance the ability of the Company to meet its continuing obligations by postponing its obligation to redeem the Company's outstanding Series A Preferred Stock on March 31, 1996. By giving management of the Company the flexibility of an additional two years in which to redeem the Series A Preferred Stock, funds generated from operations and the receivables financing arrangement can be utilized for on going operations, business initiatives and capital expenditures.

     The Series A Preferred Stock was initially issued to 59 holders in February, 1984, in a private placement. The Company received aggregate net proceeds from the sale of such shares of $10,000,000. The $9,985,000 of

Series A Preferred Stock currently outstanding is held by 86 holders and pays a dividend of 8.5%, which began accruing on May 1, 1986, and is payable on the first day of February, May, August and November. As of November 1, 1995, dividends to holders of the Series A Preferred Stock aggregated $6,365,437 of which $636,544 remains accrued. If the Series A Preferred Stock is redeemed on the original mandatory redemption date of March 31, 1996, the Company will be required to pay an aggregate of $10,126,454 (including accrued dividends) to holders thereof.

     The following resolution will be voted on by the stockholders at the Annual
Meeting:

          RESOLVED, that Section 3 (a) of ARTICLE FIFTH of the Amended and Restated Articles of Incorporation of the Company shall be amended in its entirety to read as follows:

          '3. Redemption. (a) Subject to the provisions of section 2(b), the Corporation may, at its option, redeem all or any part of the Series A Preferred Stock at any time and from time to time. The Corporation shall redeem on March 31, 1998 all Series A Preferred Stock outstanding on that date. The redemption price per share of the Series A Preferred Stock shall be an amount equal to the sum of $500 plus an amount equal to all accumulated and unpaid dividends per share (including a prorated quarterly dividend from the last preceding Dividend Payment Date to the Redemption Date (as defined in section 3(b))). If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the redemption shall be pro rata among the holders of Series A Preferred Stock and subject to such other provisions as may be determined by the board of directors.'

VOTE REQUIRED FOR APPROVAL

     Delaware law and the Company's Restated Certificate of Incorporation require the affirmative vote of the holders of the majority of the outstanding shares of Common Stock to approve the foregoing amendment. In addition, affirmative vote of the holders of two-thirds (66 2/3%) of the outstanding shares of Series A Preferred Stock is required to approve the foregoing amendment. Richard A. Bernstein, Chairman of the Board and Chief Executive Officer of the Company, and certain other directors of the Company own an aggregate of 10,832 shares of Series A Preferred Stock (54.20% of the outstanding Series A Preferred Stock) and have consented to the proposed amendment. Such amendment has been approved by the requisite number of outstanding shares of Series A Preferred Stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE DATE OF MANDATORY REDEMPTION OF THE SERIES A PREFERRED STOCK FROM MARCH 31, 1996 TO MARCH 31, 1998

                                   PROPOSAL 4
                    PROPOSAL TO APPROVE THE ADOPTION OF THE
                             1995 STOCK OPTION PLAN

     In 1986, the Company adopted, and the Company's stockholders approved, the 1986 Employee Stock Option Plan (the '1986 Plan') pursuant to which key employees of the Company and its subsidiaries have from time to time been granted stock options. The 1986 Plan provides that it shall terminate on February 29, 1996. Because the Board views a stock option program as an integral part of the Company's executive compensation program by providing incentives that will enable the Company to attract, retain and motivate highly qualified individuals, on July 19, 1995 the Board adopted, subject to stockholder approval, the 1995 Stock Option Plan (the '1995 Plan') to serve as a replacement for the 1986 Plan. Options may, however, continue to be granted pursuant to the 1986 Plan until its expiration date, and outstanding options granted under the 1986 Plan will continue to be subject to the terms thereof.

     The 1995 Plan is similar to the 1986 Plan in all material respects, except that the 1995 Plan (i) includes consultants as a class of persons eligible to receive options, (ii) limits the number of shares that may be granted to any one individual in any calendar year to 500,000, (iii) allows for limited transferability of stock options in the case of family transfers, (iv) provides that with respect to future plan amendments, stockholder approval is necessary only where required by applicable law, and (v) contains no expiration date. For a description of the 1995 Plan, see 'Description of the 1995 Plan' below.

     The Stockholders are now requested to approve the adoption of the 1995 Plan. No options have been, or will be, granted pursuant to the 1995 Plan unless such approval is obtained.

DESCRIPTION OF THE 1995 PLAN

     The 1995 Plan is set forth as Appendix A to this Proxy Statement, and the description of the 1995 Plan contained herein is qualified in its entirety by reference to Appendix A.

     The 1995 Plan provides for the issuance of options to purchase up to an aggregate of 750,000 shares of Common Stock. The Plan provides for the granting of options intended to qualify as incentive stock options as defined in Section 422 of the Code, and non-qualified stock options to key employees of the Company or its subsidiaries, including officers and employee directors of the Company or its subsidiaries who are also employees, and to consultants who perform services for the Company or its subsidiaries. No person may receive in any one calendar year an option to purchase more than 500,000 shares of Common Stock.

     The 1995 Plan will be administered by a disinterested committee appointed by the Board which is comprised of at least two disinterested members of the Board (the 'Stock Option Committee'). Among other things, the Stock Option Committee determines, subject to the provisions of the 1995 Plan, the key employees and consultants to whom options should be granted, the nature of the options to be granted, the number of options to be granted and the exercise price, the vesting schedule and the term of the options and all other conditions and terms of the options to be granted. The number of grantees may vary from year to year. It is not possible to state in advance the exact number or identity of the grantees or the amounts of the grants.

     The exercise price of incentive stock options granted under the 1995 Plan may not be less than the fair market value of the shares at the time the option is granted. The exercise price of non-qualified stock options granted under the 1995 Plan may not be less than 85% of the fair market value of the shares at the time the option is granted. An optionee may pay the option price in cash or, if permitted by the Stock Option Committee, by delivering to the Company shares that have a fair market value equal to the option price or a combination of cash and shares. Shares may not be issued or transferred upon the exercise of an option until the option price is paid in full.

     Options generally become exercisable over such period as the Stock Option Committee may prescribe, and expire no later than ten years from the date of grant, subject to earlier termination on the optionee's termination of employment or relationship with the Company. The Stock Option Committee may accelerate the exercisability of any outstanding stock options, at any time or upon the occurrence of any event. Options are not assignable or otherwise transferable other than by will or the laws of descent and distribution, except that the Stock Option Committee may permit transfers by an optionee to his family members. Shares subject to options granted under the 1995 Plan that have lapsed or terminated may again be subject to options granted under the 1995 Plan. Furthermore, the Stock Option Committee may offer to exchange new options for existing options, with the shares subject to the existing options again being available for grant under options.

     The Board may amend or terminate the 1995 Plan at any time; provided, however, that approval by the stockholders of the Company will be obtained if necessary or desirable to comply with applicable law.

TAX CONSEQUENCES TO OPTIONEES

     For federal tax purposes, an optionee is not subject to tax upon the grant of an option. If the option is not an incentive stock option, the optionee will generally recognize ordinary income at the time of exercise of the option in an amount equal to the difference between the fair market value of the shares and the exercise price. A subsequent sale of the shares will result in a capital gain or loss. If the option is an incentive stock option, the optionee will generally not recognize income until the sale of the shares. If the shares are held for the requisite holding periods, then all gain on the sale will be treated as long-term capital gain. If the requisite holding periods are not satisfied (a 'disqualifying disposition'), then the portion of the gain equal to the difference between the market value of the shares at the time of exercise and the exercise price will generally be treated as ordinary income. The Company will be entitled to a tax deduction in an amount corresponding to any ordinary income recognized by the optionee.

TAX CONSEQUENCES TO THE COMPANY

     The Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary income as described above. To the extent an optionee realizes capital gains as described above, the Company will not be entitled to any deduction for federal income tax purposes. Therefore, the Company will not be entitled to any tax deduction in connection with incentive stock options with respect to which there is no disqualifying disposition.

     Commencing in 1994, a publicly held corporation may not, subject to limited exceptions, deduct for federal income tax purposes certain compensation (including compensation attributable to the exercise of stock options) paid to certain executives in excess of $1 million in any taxable year (the '$1 million limit'). Performance-based compensation is excepted from the $1 million limit. Although final guidance with respect to the $1 million limit and the performance-based exception has not yet been issued, the Company believes that compensation attributable to options granted under the 1995 Plan at a price at least equal to the fair market value of the underlying option shares at the date of grant may reasonably be treated as performance-based compensation.

VOTE REQUIRED FOR APPROVAL

     The proposal to adopt the 1995 Plan and approve the option grants made thereunder requires the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting for its approval.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1995 STOCK OPTION PLAN

                                   PROPOSAL 5
                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed Deloitte & Touche LLP as Western's independent auditors for the fiscal year ending February 3, 1996. Deloitte & Touche LLP has served as Western's independent auditors since its incorporation in 1984.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.


VOTE REQUIRED FOR APPROVAL

     Approval and ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending January 3, 1996 ('Fiscal 1996') will require the affirmative vote of at least a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 1996

                        ALL OTHER MATTERS WHICH MAY COME
                           BEFORE THE ANNUAL MEETING

     As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than that which has been referred to above. As to other business, if any, that may come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the proxy holder.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any proposal of a stockholder intended to be presented at Western's 1996 Annual Meeting of Stockholders must be received by the Secretary of the Company for inclusion by January 3, 1996 in the notice of meeting and proxy statement relating to the 1996 Annual Meeting.

                             ADDITIONAL INFORMATION

     The cost of soliciting proxies in the enclosed form will be borne by Western Publishing Group, Inc. Officers and regular employees of Western may, but without compensation other than their regular compensation, solicit proxies by further mailing, personal conversations, or by telephone. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Stock.

                                         By Order of the Board of Directors
                                          James A. Cohen
                                          Secretary

November 17, 1995

                                                                      APPENDIX A

                         WESTERN PUBLISHING GROUP, INC.
                             1995 STOCK OPTION PLAN

Section 1.  Purpose

     The Plan authorizes the Committee to provide to Employees and Consultants of the Corporation and its Subsidiaries, who are in a position to contribute materially to the long-term success of the Corporation, with options to acquire Common Stock, par value $.01 per share, of the Corporation. The Corporation believes that this incentive program will cause those persons to increase their interest in the Corporation's welfare, and aid in attracting and retaining Employees and Consultants of outstanding ability.

Section 2.  Definitions

     Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section:

     (a) 'Board' shall mean the Board of Directors of the Corporation.

     (b) 'Cause' shall mean failure to comply with any agreements with, or policies of, the Corporation concerning disclosure of confidential or proprietary information or competition with, or employment by, a competitor of the Corporation; fraud or misappropriation with respect to the business of the Corporation or intentional material damage to the property or business of the Corporation; wilful failure to perform reasonable duties and responsibilities consistent with the Grantee's position; breach of fiduciary duty or wilful material misrepresentation to the Corporation; wilful failure to act in accordance with any specific, reasonable and lawful instructions consistent with Grantee's position; conviction of a felony or crime involving moral turpitude; habitual abuse of alcohol, drugs or controlled substances; or other proper cause as determined in the sole discretion of the Committee.

     (c) 'Code' shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

     (d) 'Committee' shall mean the Board, or any Committee of two or more Directors that may be designated by the Board to administer the Plan.

     (e) 'Consultant' shall mean any person who is engaged to perform services for the Corporation or its Subsidiaries, other than as an Employee or Director.

     (f) 'Control Person' shall mean any person who, as of the date of grant of an Option, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation or of any parent or Subsidiary.

     (g) 'Corporation' shall mean Western Publishing Group, Inc., a Delaware corporation.

     (h) 'Director' shall mean any member of the Board.


     (i) 'Employee' shall mean any full-time employee of the Corporation or its Subsidiaries (including Directors who are otherwise employed on a full-time basis by the Corporation or its Subsidiaries).

     (j) 'Exchange Act' shall mean the Securities Exchange Act of 1934 as it may be amended from time to time.

     (k) 'Fair Market Value' of stock on a given date shall be based upon: (i) if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was not trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations; or (ii) if the Stock is not listed on a national securities exchange or quoted in an interdealer quotation system, as determined by the Committee in good faith in its sole discretion.

     (l) 'Grantee' shall mean a person granted an Option under the Plan.

     (m) 'ISO' shall mean an Option granted pursuant to the Plan to purchase shares of the Stock and intended to qualify as an incentive stock option under
Section 422 of the Code, as now or hereafter constituted.

     (n) 'NQSO' shall mean an Option granted pursuant to the Plan to purchase shares of the Stock that is not an ISO.

     (o) 'Options' shall refer collectively to ISOs and NQSOs issued under and subject to the Plan.

     (p) 'Parent' shall mean any parent corporation as defined in Section 424 of the Code.

     (q) 'Plan' shall mean this 1995 Stock Option Plan as set forth herein and as amended from time to time.

     (r) 'Stock' shall mean shares of the Common Stock of the Corporation.

     (s) 'Stock Option Agreement' shall mean a written agreement between the Corporation and the Grantee, or a certificate accepted by the Grantee, evidencing the grant of an Option hereunder and containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve.

     (t) 'Subsidiary' shall mean any corporation with respect to which the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation.

Section 3.  Shares of Stock Subject to the Plan

     Subject to the provisions of Section 9, the total amount of Stock with respect to which Options may be granted under the Plan shall not exceed 750,000. Stock issuable under the Plan may be authorized but unissued shares or reacquired shares of Stock. If, prior to exercise, any Options are forfeited, lapse or terminate for any reason, the Stock covered thereby may again be available for Option grants under the Plan.

Section 4.  Administration of the Plan

     The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Stock Option Agreements thereunder and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to this Plan or the Options granted thereunder shall be determined unilaterally by, and at the sole discretion of, the Committee. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Corporation, subsidiaries of the Corporation, Grantees, any person claiming any rights under the Plan from or through any Grantee, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, determinations concerning Options granted to any person who is subject to Section 16(b) of the Exchange Act shall be made by the Committee, all of whose members shall be 'disinterested persons' within the meaning of Rule 16b-3 under the Exchange Act. The Committee may delegate to officers or managers of the Corporation or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, if applicable, and other applicable law.

Section 5.  Types of Options

     Options granted under the Plan may be of two types: ISOs or NQSOs. The Committee shall have the authority and discretion to grant to an eligible Employee either ISOs, NQSOs or both, but shall clearly designate the nature of each Option at the time of grant in the Stock Option Agreement. Grantees who are not Employees of the Corporation or a Subsidiary on the date an Option is granted shall only receive NQSOs.

Section 6.  Grant of Options to Employees and Consultants

     (a) Employees and Consultants of the Corporation and its Subsidiaries shall be eligible to receive Options under the Plan.

     (b) The exercise price per share of Stock subject to an Option granted to an Employee or Consultant shall be determined by the Committee and specified in the Stock Option Agreement, provided, however, that the exercise price of each share subject to an Option shall be not less than (i) in the case of an NQSO, 85%, (ii) in the case of an ISO granted to other than a Control Person, 100%, and (iii) in the case of an ISO granted to a Control Person, 110%, of the Fair Market Value of a share of the Stock on the date such Option is granted.


     (c) The term of each Option granted to an Employee or Consultant shall be determined by the Committee and specified in a Stock Option Agreement, provided that no Option shall be exercisable more than ten years from the date such Option is granted, and provided further that no ISO granted to a Control Person shall be exercisable more than five years from the date of Option grant.

     (d) The Committee shall determine and designate from time to time Employees or Consultants who are to be granted Options, and shall specify in the Stock Option Agreement the nature of each Option granted and the number of shares of Stock subject to each such Option, provided, however, that in any calendar year, no Employee or Consultant may be granted an Option to purchase more than 500,000 shares of Stock (determined without regard to when such Option is exercisable), subject to adjustment pursuant to Section 9.

     (e) Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by any Employee during any calendar year under all plans of the Corporation and any Parent or Subsidiary corporation shall not exceed $100,000. To the extent the limitation set forth in the preceding sentence is exceeded, the Options with respect to such excess shall be treated as NQSOs.

     (f) The Committee shall determine whether any Option granted to an Employee or Consultant shall become exercisable in one or more installments and specify the installment dates in the Stock Option Agreement and, with respect to any outstanding option, the Committee may, at any time or upon the occurrence of any event, accelerate the exercisability of any such installment. The Committee may also specify in the Stock Option Agreement such other provisions, not inconsistent with the terms of this Plan, as it may deem desirable, including such provisions as it may deem necessary to qualify any ISO under the provisions of Section 422 of the Code.

     (g) The Committee may, at any time, grant new or additional options to any eligible Employee or Consultant who has previously received Options under this Plan, or options under other plans, whether such prior Options or other options are still outstanding, have been exercised previously in whole or in part, or have been canceled. The exercise price of such new or additional Options may be established by the Committee, subject to Section 6(b) hereof, without regard to such previously granted Options or other options.

Section 7.  Exercise of Options

     (a) A Grantee shall exercise an Option by delivery of written notice to the Corporation setting forth the number of shares with respect to which the Option is to be exercised, together with cash, certified check, bank draft, wire transfer, or postal or express money order payable to the order of the Corporation for an amount equal to the Option price of such shares and any income tax required to be withheld. The Committee may, in its sole discretion, permit a Grantee to pay all or a portion of the exercise price by delivery of Stock or other property (including notes or other contractual obligations of Grantees to make payment on a deferred basis, such as through 'cashless exercise' arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Grantees.


     (b) Except as provided pursuant to Section 8(a), no Option granted to an Employee or Consultant shall be exercised unless at the time of such exercise the Grantee is then an Employee or Consultant of the Corporation or a Subsidiary.

     (c) The number of shares of Stock which are issued pursuant to the exercise of an Option shall be charged against the maximum limitation on shares set forth in Section 3 hereof.

Section 8.  Exercise of Options upon Termination

     (a) Unless otherwise determined by the Committee and specified in the Stock Option Agreement, upon the termination of a Grantee's relationship with the Corporation and its Subsidiaries, the period during which such Grantee may exercise any outstanding and then exercisable installments of his Options shall not exceed: (i) if such termination is due to death, 90 days from the date of such termination, and (ii) in all other cases, 30 days from the date of such termination, provided, however, that in no event shall the period extend beyond the expiration of the Option term. Notwithstanding the foregoing, all Options shall immediately terminate upon a termination of a Grantee's employment if the Committee determines, in its sole discretion, that such termination is for Cause.

     (b) Unless otherwise determined by the Committee and specified in the Stock Option Agreement, in no event shall any Option be exercisable for more than the maximum number of shares that the Grantee was entitled to purchase at the date of termination of the relationship with the Corporation and its Subsidiaries.

     (c) The sale of any Subsidiary shall be treated as a termination of employment with respect to any Grantee employed by such Subsidiary.

     (d) Subject to the foregoing, in the event of death, Options may be exercised by a Grantee's legal representative.

Section 9.  Adjustment Upon Changes in Capitalization

     In the event of any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Optionees under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock deemed to be available thereafter for grants of Options under Section 3, (ii) the number and kind of shares of Stock that may be delivered or deliverable in respect of outstanding Options, (iii) the number of shares with respect to which Options may be granted to a given Grantee in the specified period as set forth in Section 6(d), and (iv) the exercise price (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Option). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options (including, without limitation, cash payments in exchange for an Option or substitution of Options using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any Subsidiary or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

Section 10.  Restrictions on Issuing Shares

     The Corporation shall not be obligated to deliver Stock upon the exercise or settlement of any Option or take other actions under the Plan until the Corporation shall have determined that applicable federal and state laws, rules, and regulations have been complied with and such approvals of any regulatory or governmental agency have been obtained and contractual obligations to which the Option may be subject have been satisfied. The Corporation, in its discretion, may postpone the issuance or delivery of Stock under any Option until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation as the Corporation may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock under the Plan.

Section 11.  Tax Withholding

     The Corporation shall have the right to require that the Grantee make such provision, or furnish the Corporation such authorization, necessary or desirable so that the Corporation may satisfy its obligation, under applicable laws, to withhold or otherwise pay for income or other taxes of the Grantee attributable to the grant or exercise of Options granted under the Plan or the sale of Stock issued with respect to Options. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

Section 12.  Transferability

     No Option shall be subject to anticipation, sale, assignment, pledge, encumbrance, charge or transfer except by will or the laws of descent and distribution, and an Option shall be exercisable during the Grantee's lifetime only by the Grantee, provided, however, that the Committee may permit a Grantee to transfer an Option to a family member or a trust created for the benefit of family members. In the case of such a transfer, the transferee's rights and obligations with respect to the Option shall be determined by reference to the Grantee and the Grantee's rights and obligations with respect to the Option had no transfer been made. Notwithstanding such transfer, the Grantee shall remain obligated pursuant to Section 11 if required by applicable law.

Section 13.  General Provisions

     (a) Each Option shall be evidenced by a Stock Option Agreement. The terms and provisions of such Stock Option Agreements may vary among Grantees and among different Options granted to the same Grantee.

     (b) The grant of an Option in any year shall not give the Grantee any right to similar grants in future years, any right to continue such Grantee's employment relationship with the Corporation or its Subsidiaries, or, until such Option is exercised and share certificates are issued, any rights as a Stockholder of the Corporation. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.

     (c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee shall have any right, title or interest by reason of any Option to any particular assets of the Corporation or its Subsidiaries, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Option.

     (d) The issuance of shares of Stock to Grantees or to their legal representatives shall be subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

Section 14.  Amendment or Termination

     The Board may, at any time, alter, amend, suspend, discontinue or terminate this Plan; provided, however, that no such action shall adversely affect the rights of Grantees to Options previously granted hereunder and, provided further, however, that any shareholder approval necessary or desirable in order to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or other applicable law or regulation) shall be obtained in the manner required therein. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Option theretofore granted and any Stock Option Agreement relating thereto; provided, however, that, without the consent of an affected Grantee, no such action may materially impair the rights of such Grantee under such Option.

Section 15.  Effective Date of Plan

     This Plan is effective upon its adoption by the Board, conditional upon approval of the Corporation's stockholders. No ISO may be granted more than ten years after such date.

                        WESTERN PUBLISHING GROUP, INC.

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               THE COMPANY FOR ANNUAL MEETING DECEMBER 19, 1995

     The undersigned hereby constitutes and appoints Richard A. Bernstein, Steven M. Grossman and Ira A. Gomberg and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of WESTERN PUBLISHING GROUP, INC., to be held at Chemical Bank, 270 Park Avenue, 11th Floor, Room C, New York, N.Y. on Tuesday, December 19, 1995 at 10:00 a.m., local time, and at any adjournment thereof, on all matters coming before said Annual Meeting.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

                     (Continued and to be signed and dated on the reverse side.)

WESTERN PUBLISHING GROUP, INC.
P.O. BOX 11514
NEW YORK, N.Y. 10203-0514

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

1. Election of Directors

   FOR all nominees  / /     WITHHOLD AUTHORITY  / /    *EXCEPTIONS  / /
   listed below              to vote for all
                             nominees listed below.

   Nominees: Richard A. Bernstein, Richard H. Hochman, John F. Moore, Jenny Morgenthau, Michael A. Pietrangelo

   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name on the space provided below.)

   *Exceptions _________________________________________________________________

2. Amendment of Restated Certificate of Incorporation to increase authorized number of shares of Common Stock.

   FOR  / /     AGAINST  / /     ABSTAIN  / /

3. Amendment of Restated Certificate of Incorporation to change date of mandatory redemption of Series A Preferred Stock.

   FOR  / /     AGAINST  / /     ABSTAIN  / /

4. Approval of 1995 Stock Option Plan.

   FOR  / /     AGAINST  / /     ABSTAIN  / /

5. Approval of independent auditors.

   FOR  / /     AGAINST  / /     ABSTAIN  / /


                                       Change of Address
                                       and/or Comments Mark Here / /


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                  Dated: ______________________________, 1995

                  ___________________________________________

                  ___________________________________________
                                 Signature(s)

        PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                        VOTES MUST BE INDICATED
                        (X) IN BLACK OR BLUE INK.  /X/